Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of this August 6, 2014, by and among Rightside Group, Ltd., a Delaware limited liability company (the “Company”) and the persons listed in Exhibit A of the Purchase Agreement (together with each of their respective Transferees, “Investors”).

WHEREAS, concurrently with the execution of this Agreement, Investors are acquiring from the Company Warrants to purchase Common Stock of the Company (the “Warrants”), pursuant to the Warrant Purchase Agreement dated as of the date hereof (the “Purchase Agreement”); and

WHEREAS, by entering into this Agreement, the Company wishes to provide a further inducement to Investors to acquire Warrants pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, as an inducement to Investor to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investors hereby covenant and agree with each other as follows:

1.                                      Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Common Stock” means the common stock, par value $0.0001 per share, or other Capital Stock of the Company issued or issuable upon exercise of or in respect of a Warrant, as well as any other Capital Stock that may be issued in respect of, in exchange for or in substitution of any of the foregoing by reason of any dividend, split, reverse split, combination, distribution, reclassification, recapitalization, restructuring, consolidation, securities exchange, reorganization or other transaction.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Period” has the meaning set forth in the Warrants.

“Registrable Securities” means, at any time the Common Stock, provided that a security shall not be a Registrable Security if (i) a registration statement with respect to the offering of such security by the holder thereof shall have been declared effective under the Securities Act and such security shall have been disposed of by such holder pursuant to such registration statement, (ii) such security shall have been Transferred by the holder thereof and new certificates for such security not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and any subsequent Transfer of such security shall not require registration or qualification under the Securities Act or any similar state law then in force or (iii) such security may be Transferred by the holder thereof without registration under the Securities Act in reliance on Rule 144 and all of the conditions required by Rule 144(b)(1)(i) are then met (provided that, if at any subsequent time such security either may not be Transferred by the holder thereof without registration under the Securities Act in reliance on Rule 144 or the conditions required by Rule 144(b)(1)(i) are not then met, then such security shall again be a Registrable Security).  For the avoidance of doubt it is acknowledged and agreed that if notwithstanding the availability of an exemption from the registration requirements of the Securities Act (including under Section 3(a)(9) thereof by virtue of a Cashless Exercise (as defined in the Warrants)) with respect to the exercise of  all or any portion of a Warrant, a Stockholder elects to exercise such Warrant in accordance with Section 3(b)(i) thereof, the Warrant Shares issuable upon such exercise shall cease to be Registrable Securities.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Stockholder” means a holder of a Warrant or Registrable Security.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any security or assets owned by a Person or any interest (including a beneficial interest) in any security or assets owned by a Person.

All capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement unless otherwise indicated.

2.                                      Rule 144 Compliance.  With a view to making available to the Stockholders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder of Common Stock to sell such securities without registration, the Company shall:

(a)                                 use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

(b)                                 use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to any Stockholder, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed or furnished by the Company as such Stockholder may request in connection with the sale of Common Stock without registration.

3.                                      Registration Rights.

(a)                                 Right to Demand.  At any time, a Stockholder may make written requests, each of which will specify the aggregate number of Registrable Securities to be registered (but in no event prior to the beginning of the Exercise Period) and will also specify the intended methods of disposition thereof (a “Request Notice”) to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities then owned by such Stockholder or issuable to such Stockholder upon exercise of its Warrant (a “Registration”); provided that the Investors shall not have the right to cause the Company to effect more than one Registration of their Registrable Securities pursuant to this Agreement in any six-month period or more than three Registrations in total during the term of this Agreement.  A Registration pursuant to this Section ARTICLE I  3 will (i) be on such appropriate form of the Commission and (ii) permit the intended method or methods of distribution specified by such Stockholder to the extent reasonably acceptable to the Company, such acceptance not to be unreasonably withheld, conditioned or delayed (the “Plan of Distribution”), including a distribution to, and resale by, the Related Persons of such Stockholder; provided, that no Investor shall have any rights hereunder to cause the Company to effect a Registration for the sale of its Registrable Securities through an underwritten offering.  If the Company is eligible to utilize a short form registration, such as a Form S-3, the Company may utilize such form.

Upon any such request for a Registration, the Company will use its reasonable efforts to effect the prompt registration (but in no event prior to the beginning of the Exercise Period) under the Securities Act of the Registrable Securities that the Company has been so requested to register by a Stockholder as contained in its Request Notice, to the extent required to permit the disposition of the Registrable Securities to be registered in accordance with the Plan of Distribution.

Under no circumstances shall any Stockholder have the right to cause the Company to include Registrable Securities on any a registration statement filed or intended to be filed for any other purpose.

(b)                                 Revocation.  If a Stockholder, at any time prior to the effective date of the registration statement relating to such Registration, revokes its request by providing a written notice thereof to the Company, such Stockholder shall be required to reimburse the Company for the Company’s expenses incurred in connection with such attempted registration.

4.                                      Registration Procedures.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Stockholders requesting any Registration shall furnish to the Company such information regarding them, the Registrable Securities owned by them or issuable to them upon exercise of their Warrants,  such agreements regarding indemnification, disposition of such securities and other matters referred to in and consistent with this Agreement, as the Company shall reasonably request and as is required in connection with the action to be taken by the Company.  With respect to any Registration that includes Registrable Securities owned by a Stockholder, the Company will, subject to Section 3:

(a)                                 As promptly as practicable (but if the Company receives a Request Notice (i) at a time that a registration on Form S-3 or any successor or comparable form is unavailable, no more than  45 days after the later of (x) the Company’s receipt of such Request Notice and (y) February 13, 2015 or (ii) at a time that a registration on Form S-3 or any successor or comparable form is available, no more than 30 days after the receipt of such Request Notice) prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission for such intended method of disposition and use its reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter (but in no event prior to the beginning of the Exercise Period); provided that (A) before filing a registration statement or prospectus or any amendments or supplements thereto (other than filings related to the Company’s reporting requirements under the Exchange Act), the Company shall furnish to counsel representing the Stockholders selling Registrable Securities under such Registration copies of all documents proposed to be filed, which documents shall be subject to the review and reasonable comments of such counsel and (B) that the Company shall not be obligated to maintain such registration effective for a period longer than (x) 360 days, or (y) such shorter period when all of the Registrable Securities covered by such registration statement have been sold pursuant thereto (the “Effectiveness Period”);

(b)                                 Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act and comply with the Securities Act in a timely manner; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the Plan of Distribution;

(c)                            Promptly incorporate in a prospectus supplement or post-effective amendment such information as the such Stockholder reasonably requests to be included therein related to the Plan of Distribution; and make all required filings of such prospectus supplement or post-effective amendments as soon as practical after being notified of the matters to be incorporated in such supplement or amendment.

(d)                           Furnish to such Stockholder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Stockholder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such Stockholder may request in order to facilitate the disposition of the securities being sold by such Stockholder (it being understood that, subjection to the penultimate paragraph of this Section 4, the Company consents to the use of the prospectus and any amendment or supplement thereto by the Stockholders covered by the registration statement and in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

(e)                                  Notify such Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)                                   Make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act as soon as reasonably practicable after the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover such 12-month period; and

(g)                            After the filing of a registration statement, (i) notify each Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction or any contractual or other restrictions to which such securities are subject, and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities as soon as practicable; and

(h)                           Make available for inspection during normal business hours by any Stockholder, and any attorney, accountant, or other agent retained by any such Stockholder, all financial and other books and records, pertinent corporate and business documents and properties of the Company and its subsidiaries and provide such Persons opportunities to discuss the business and affairs of the Company and its subsidiaries with the Company’s Representatives and the independent public accountants who have certified the Company’s consolidated financial statements, and supply all other information and respond to all other inquiries reasonably requested by such Persons, in each case as reasonably necessary in the opinion of such Stockholder to conduct a reasonable investigation within the meaning of the Securities Act and establish a due diligence defense under the Securities Act.

The Stockholders of the Registrable Securities included in the Registration, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 4(e) or (g)(i) of this Section ARTICLE I  4, will forthwith discontinue disposition of the Registrable Securities until such Stockholders’ receipt of the copies of the supplemented or amended prospectus contemplated by subsection 4(e) of this Section ARTICLE I  4 or until advised in writing by the Company that the use of the prospectus may be resumed, and such Stockholders have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each such Stockholder will deliver to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

No Stockholder shall be required to make any representations or warranties to or agreements with the Company, other than representations and warranties regarding (i) such Stockholder to the extent it is selling Registrable Securities in an offering made pursuant to a Registration, (ii) such Stockholder’s ownership of and title to the Registrable Securities to be sold in such offering and (iii) the accuracy and completeness of the information furnished by such Stockholder for use in any registration statement prospectus relating to the Registrable Securities and any amendment, supplement or other materials associated therewith.  Any liability of any such Stockholder for breach of such representations and warranties shall be limited to an amount equal to the net amount received by such Stockholder from the sale of Registrable Securities pursuant to such Registration, and any liability of any such Stockholder under any such agreement with the Company shall be limited to liability arising from breach of its representations and warranties therein.

Each Investor agrees, and any assignee or designee of such Investor shall agree, to maintain the confidentiality of any material non-public information of the Company that is (a) labeled as such, (b) provided to such Person by the Company in connection with the Company’s obligations hereunder and (c) not otherwise available to the Person on a non-confidential basis prior to receipt of such information in accordance with Section 5 of such Investor’s Warrant as if such information was “Information” as defined such Warrant.

5.                                      Registration Expenses.

(a)                                 The Company shall bear all expenses incident to the Company’s performance of or compliance with Section 2, Section ARTICLE I  3 and Section ARTICLE I  4 of this Agreement, including all Commission and stock exchange or the Financial Industry Regulatory Authority, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants.

(b)                                 In connection with each Registration initiated hereunder, the Company shall reimburse the Stockholders covered by such registration for the reasonable fees and disbursements of one law firm chosen by a majority of the number of shares of Registrable Securities included in the Request Notice.

6.                                      Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder and its Related Persons, against all losses, claims, damages, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are made in reliance on and in conformity with any information with respect to such Stockholder furnished in writing to the Company by such Stockholder expressly for use therein.

(b)                                 Indemnification by the Stockholders.  In connection with any offering made pursuant to a Registration in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits with respect to such Stockholder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Stockholder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) the Company, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement, prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the information or affidavit with respect to such Stockholder so furnished in writing by such Stockholder expressly for use in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any document incorporated by reference therein; provided that the obligation to indemnify shall be several (and not joint) among such Stockholders and the liability of each such Stockholder shall be in proportion to and limited to the net amount received by such Stockholder from the sale of Registrable Securities pursuant to such Registration in accordance with the terms of this Agreement.  The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or Proceeding if such settlement is effected without the consent of such Stockholder, such consent not to be unreasonably withheld, conditioned or delayed.  The Company and the Stockholders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the Stockholders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or other materials associated therewith are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by a Stockholder selling Registrable Securities covered by such registration statement and its Affiliates, (ii) transactions or the relationship between such Stockholder and its Affiliates, on the one hand, and the Company, on the other hand (iii) the name and address of such Stockholder and (iv) any additional information about such Stockholder or the plan of distribution required by law or regulation to be disclosed in any such document.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  Any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim. The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party or to such indemnified party other than pursuant to this Section ARTICLE I  6.  No indemnifying party in the defense of any such claim or litigation, shall, except with the prior written consent of such indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement with respect to such indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)                                 Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) of this Section ARTICLE I  6 is unavailable to an indemnified party as contemplated by the preceding paragraphs (a) and (b) of this Section ARTICLE I  6 or is insufficient to hold such indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party, or (ii) if the allocation provided by the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the sellers of Registrable Securities and any other sellers participating in the Registration on the other hand shall be determined by reference to, among other things the same respective proportions as the net proceeds from the sale of Registrable Securities pursuant to such Registration by the Company and such Stockholder. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the Registration on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of any such Stockholder be greater in amount than the lessor of (i) the amount of proceeds received by such Stockholder upon the sale of Registrable Securities pursuant to such Registration and (ii) the amount for which it would have been obligated to pay as an indemnifying party by way of indemnification if the indemnification provided in paragraph (b) of this Section ARTICLE I  6 had been available.

7.                                      Miscellaneous.

(a)                                 Severability.  In the event any one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(b)                                 Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered in the manner set forth in the Warrants.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date 5 Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7(b) or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7(b).  As agreed to among the Company and a Stockholder from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

(c)                                  Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(d)                                 Cumulative Remedies.  The rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

(e)                                  Enforcement of Agreement.  The Company acknowledges that the rights of each Stockholder hereunder are special, unique and of extraordinary character and that, in the event that the Company violates or fails or refuses to perform any covenant or agreement made by it herein, each Stockholder will (i) be without an adequate remedy at law and (ii) suffer irreparable damage.  In the event that the Company violates or fails or refuses to perform any covenant or agreement made by it herein, each Stockholder may, subject to the terms hereof and in addition to any remedy at law for damages or other relief to which it may be entitled, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other injunctive or equitable relief, without posting any bond or other undertaking.

(f)                                   Entire Agreement.  The Transaction Agreements and the Credit Agreement and all agreements and instruments contemplated thereby constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(g)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than of the State of New York.

(h)                                 Submission to Jurisdiction; Consents to Service of Process.  Any Proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Each party irrevocably consents to service of process in the manner provided for notices in Section 7(b).  Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.

(i)                                     Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j)                                    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(k)                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(l)                                     Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.  The Company shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Stockholders, and no Stockholder may assign or delegate any of its rights or duties hereunder without the prior consent of the Company (such consent to be unreasonably withheld, conditioned or delayed, it being acknowledged and agreed that preventing an assignment or delegation to an Affiliate of the Company or a Person the Company reasonably believes is taking or preparing to take action to become an Affiliate of the Company shall be a reasonable reason to withhold, condition or delay such consent), and any attempted assignment without such consent shall be null and void; provided that Investor may, without the prior written consent of the Company, assign or delegate any of its rights or duties hereunder to one or more of its Related Persons.

(m)                             No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(n)                                 No Third-party Beneficiaries.  Except as otherwise expressly stated herein, this Agreement is for the sole benefit of the Company, the Stockholders and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(o)                                 Interpretation.  Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  References to numbered or letter articles, sections, subsections, paragraphs, Exhibits refer to articles, sections, subsections, paragraphs, or Exhibits, respectively, of this Agreement unless expressly stated otherwise.  All references to this Agreement or any other agreement include, whether or not expressly referenced, the exhibits, annexes, and schedules attached hereto or thereto, and such exhibits, annexes and schedules shall be construed with, and as an integral part of, this Agreement or such other agreement to the same extent as if they were set forth verbatim herein or therein.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  All accounting terms used and not defined herein have the respective meanings given to them under GAAP. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all assets, real and personal, tangible and intangible. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

RIGHTSIDE GROUP, LTD.

By:	/s/ Taryn Naidu
	Name:	Taryn Naidu
	Title:	CEO and President

INVESTORS:

SPECIAL VALUE CONTINUATION PARTNERS, LP

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Howard Levkowitz
	Name:	Howard Levkowitz
	Title:	Managing Partner

TENNENBAUM OPPORTUNITIES FUND VI, LLC

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Howard Levkowitz
	Name:	Howard Levkowitz
	Title:	Managing Partner